UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 29, 2020 (July 24, 2020)

KLX Energy Services Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38609	36-4904146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Corporate Center Way, Wellington, Florida	33414-2105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 383-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 Par Value	KLXE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On July 24, 2020, KLX Energy Services Holdings, Inc. (the “Company” or “KLXE”) held a virtual annual meeting of stockholders (the “Annual Meeting”), to consider and vote upon proposals (i) to approve the issuance of shares of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), to stockholders of Quintana Energy Services Inc. (“QES”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 3, 2020, by and among the Company, QES, Krypton Intermediate LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company, and Krypton Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company (the “Share Issuance Proposal”); (ii) to approve an amendment to the amended and restated certificate of incorporation of the Company to effect a reverse stock split of Company Common Stock at a ratio within a range of 1-for-5 and 1-for-10, as determined by the Company’s Board of Directors (the “Reverse Stock Split Proposal”); (iii) to approve an amendment to the Company’s Long-Term Incentive Plan to increase the number of shares issuable thereunder, and to provide for an annual limit on the awards to non-employee directors (the “LTIP Amendment Proposal”); (iv) to approve the election of two Class II Directors (Benjamin A. Hardesty and Stephen M. Ward, Jr.) to the Company’s Board of Directors for a three-year term (the “Director Election Proposal”); (v) to approve an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares issuable thereunder (the “ESPP Amendment Proposal”); (vi) to approve the annual ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent auditor for 2020 (the “Auditor Proposal”) and (vii) to approve the adjournment of the Annual Meeting to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the Share Issuance Proposal, the Reverse Stock Split Proposal, the LTIP Proposal, the Director Election Proposal, the ESPP Amendment Proposal or the Auditor Proposal, or to ensure that any supplement or amendment to the Joint Proxy Statement/Prospectus dated June 29, 2020, as supplemented (the “Joint Proxy Statement/Prospectus”) is timely provided to Company stockholders (the “Adjournment Proposal”).

At the Annual Meeting, holders of 20,132,076 shares of Company Common Stock, which represents approximately 80.98% of the shares of Company Common Stock outstanding and entitled to vote as of the record date of June 25, 2020, were represented in person or by proxy, and thus, a quorum was present in accordance with the applicable provisions of the Company’s bylaws.

The final voting results for each proposal, each of which is described in greater detail in the Joint Proxy Statement/Prospectus, follow below:

Proposal 1- Share Issuance Proposal:

	For	Against	Abstain	Broker Non- Votes
Total Shares Voted	12,938,084	144,594	66,845	6,982,553

The proposal to issue the shares of the Company’s Common Stock to stockholders of QES pursuant to the Merger Agreement was approved by the Company’s stockholders.

Proposal 2- Reverse Stock Split Proposal:

	For	Against	Abstain	Broker Non- Votes
Total Shares Voted	15,679,871	4,406,757	45,448	0

The proposal to approve an amendment to the amended and restated certificate of incorporation of the Company to effect a reverse stock split of KLXE Common Stock at a ratio within a range of 1-for-5 and 1-for-10, as determined by the Company’s Board of Directors, was approved by the Company’s stockholders.

Proposal 3- LTIP Amendment Proposal:

	For	Against	Abstain	Broker Non- Votes
Total Shares Voted	9,211,862	3,912,127	25,534	6,982,553

The proposal to approve an amendment to the Company’s Long-Term Incentive Plan to increase the number of shares issuable thereunder, and to provide for an annual limit on the awards to non-employee directors was not approved by the Company’s stockholders.

Proposal 4- Director Election Proposal (Benjamin A. Hardesty):

	For	Withheld	Broker Non- Votes
Total Shares Voted	10,301,541	2,847,982	6,982,553

The proposal to approve the election of Benjamin A. Hardesty as a Class II Director to the Company’s Board of Directors for a three-year term was approved by the Company’s stockholders.

Proposal 4- Director Election Proposal (Stephen M. Ward, Jr.):

	For	Withheld	Broker Non- Votes
Total Shares Voted	10,259,884	2,889,639	6,982,553

The proposal to approve the election of Stephen M. Ward, Jr. as a Class II Director to the Company’s Board of Directors for a three-year term was approved by the Company’s stockholders.

Proposal 5- ESPP Amendment Proposal:

	For	Against	Abstain	Broker Non- Votes
Total Shares Voted	12,791,029	299,056	59,438	6,982,553

The proposal to approve an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares issuable thereunder was approved by the Company’s stockholders.

Proposal 6- Auditor Proposal:

	For	Against	Abstain	Broker Non- Votes
Total Shares Voted	20,039,609	49,824	42,643	0

The proposal to approve the annual ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent auditor for 2020 was approved by the Company’s stockholders.

Proposal 7- Adjournment Proposal:

	For	Against	Abstain	Broker Non- Votes
Total Shares Voted	19,284,642	758,931	88,503	0

Although the Adjournment Proposal received sufficient votes to be approved, no motion to adjourn the Annual Meeting was made because adjournment of the Annual Meeting was determined not to be necessary or appropriate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2020

KLX Energy Services holdings, Inc.

By:	/s/ Christopher J. Baker
Name: Christopher J. Baker
Title: President and Chief Executive Officer